Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2023 relating to the consolidated financial statements of Nauticus Robotics, Inc. and subsidiary (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the years ended December 31, 2022 and 2021. We also consent to the reference to our firm under the heading “Experts” in the prospectus which is part of this Registration Statement.

/s/ Whitley Penn LLP

Houston, Texas

February 12, 2024